Exhibit 99.1
STONE ENERGY CORPORATION
Announces Rampart Deep Spud and Further Workforce Reductions
LAFAYETTE, LA. June 9, 2017

Stone Energy Corporation (NYSE: SGY) today announced that drilling operations on its Rampart Deep Prospect in Mississippi Canyon Block 116 were initiated on June 3, 2017. The Stone generated prospect will be drilled and operated by Deep Gulf Energy III, LLC, and is expected to be tied back to Stone’s 100% owned Pompano platform, if successful.  The prospect, which targets the Miocene interval, is located nine miles from the Pompano platform and is estimated to take two months to drill. After a sell down of a portion of its position, Stone holds a 40% working interest in the well and received leasehold and other reimbursable costs. Additional working interest owners are Deep Gulf Energy III, LLC with 30% and entities managed by Ridgewood Energy Corporation (including Riverstone Holdings, LLC and its portfolio company ILX Holdings III, LLC) with 30%.

Recently, Stone implemented additional workforce reductions in order to better align its employee base with current business needs. We expect this action to result in an approximate 25% decrease in our salaries, general and administrative cash costs for the second half of 2017, translating into an expected quarterly cash SG&A outlay, before capitalization, of approximately $11 million to $12 million per quarter, excluding non-recurring and non-cash items. We project an overall SG&A reduction of approximately 50% from 2016.

Interim Chief Executive Officer and President James M. Trimble stated, “The Rampart Deep well is an important step in Stone’s forward plans. A successful test of the Rampart Deep Prospect could lead to a multi-well development program, with a tie back to our Pompano platform further leveraging this facility. Partnering with Deep Gulf Energy and Ridgewood on this well reflects our renewed focus on efficient use of capital, and the reductions in SG&A reflect our continued commitment to manage our costs to better position Stone to be competitive in the current commodity price environment.”

Forward-Looking Statements

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company's ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans and Houston. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com